Exhibit 99.1

News Release

Sanchez Energy Announces Third

Quarter 2015 Operating and Financial Results and Increases Total Production Guidance for Fourth Quarter 2015

HOUSTON—(Marketwired)—November 9, 2015—Sanchez Energy Corporation (NYSE: SN) (“Sanchez Energy,” the “Company,” “we,” “our,” “us,” or similar terms), today announced operating and financial results for the third quarter 2015.  Highlights from the report include:

•            Total production of 4,862 thousand barrels of oil equivalent (“MBOE”) during the third quarter 2015, up 37% over the third quarter 2014

•            Average production of 52,844 barrels of oil equivalent per day (“BOE/D”), which exceeded the high end of the Company’s guidance of 46,000 to 50,000 BOE/D

•            Revenues of $114.5 million ($154.0 million inclusive of hedge settlements), and Adjusted EBITDA (a non-GAAP financial measure) of $94.3 million

•            Pro forma liquidity of approximately $842 million as of September 30, 2015, consisting of $197 million in cash and cash equivalents, approximately $345 million of cash proceeds from the Western Catarina Midstream Divestiture and an elected borrowing base commitment of $300 million

•            Average drilling and completion costs (including facilities) at Catarina of $4.1 million per well during the third quarter 2015

•            South-Central Catarina wells exceed expectations, with average 30-day rates of greater than 1,300 BOE/D and estimated ultimate recoveries tracking to nearly double the 600-700 MBOE Western Catarina type curve

•            A total of 41 wells drilled toward the Company’s 50 well annual drilling commitment at Catarina for the period July 2015 to June 2016, with the Company expecting to fulfill this commitment by year-end 2015

•            Fourth quarter 2015 production guidance of 48,000 to 52,000 BOE/D, an increase of 2,000 BOE/D over the third quarter 2015 production guidance

•            In 2016, Sanchez Energy will have 18,000 BBL/D of crude and 39 MMCF/D of natural gas hedged

•            A borrowing base of $500 million recommended by the lead agent on the Company’s bank credit facility, with final approval of that borrowing base anticipated in the next few weeks with no change expected to the elected commitment amount

MANAGEMENT COMMENTS

Tony Sanchez, III, Chief Executive Officer of Sanchez Energy, commented:  “Better well performance and efficiency gains continue to drive our 2015 operating results.  In the third quarter 2015, we achieved average daily production of approximately 52,844 BOE/D, well in excess of the top end of our production guidance, while continuing to reduce well costs. At Catarina, our average drilling and completion costs were $4.1 million per well during the third quarter 2015.  Of note, our South-Central Catarina wells have exceeded expectations, with average 30-day rates greater than 1,300 BOE/D and estimated ultimate recoveries tracking to nearly double the 600-700 MBOE Western Catarina type curve.”

“To date, a total of 41 wells have been drilled toward the Company’s 50 well annual drilling commitment at Catarina for the period July 2015 to June 2016.  With our two rig drilling program and new drilling efficiencies, we are currently averaging nine days spud to total depth at Catarina. As a result, the Company expects to nearly fulfill its current drilling commitment by year-end 2015. This would provide us with significant discretion to manage the capital needed to meet all drilling obligations through the first half of 2016, which would greatly improve our financial flexibility as we head into next year.”

“Further improving our financial flexibility, we have added significant liquidity with the Western Catarina Midstream divestiture, which closed in October 2015. As a result of the transaction, the Company maintained pro forma liquidity of approximately $842 million at the end of last quarter. Subsequent to the quarter, we also entered into joint ventures with a midstream partner, which we expect will enhance our marketing capability at Catarina through the construction and operation of a cryogenic gas processing plant and associated gathering pipeline.  We anticipate these joint ventures will allow us to achieve better liquids yields and lower processing fees, resulting in lower operating costs, higher net-backs, and greater price realization on our natural gas liquids revenue stream. The joint ventures are also expected to improve our access to end markets, including the developing Mexico and global LNG markets and provide opportunities to increase revenue through utilization of the new midstream system to transport and process third-party volumes.”

“As a result of our drilling and completion efficiency gains and cost reductions, today we reiterate our preliminary 2016 upstream capital spending guidance of $250 million to $300 million. Our 2016 capital budget is expected to maintain production consistent with 2015 levels and, based on the continuous improvements achieved in our well results, may lead to some moderate year-over-year growth. In addition, we currently forecast that the Company will make approximately $115 million in midstream capital investments associated with the joint ventures over the next 12 to 18 months.”

OPERATIONS UPDATE

The Company’s Eagle Ford development plan remains primarily focused on Catarina, where the Company plans to average two gross (two net) rigs for the remainder of 2015. In the third quarter 2015, the Company brought 27 gross (26.5 net) operated wells online.

At Catarina, third quarter 2015 development was focused primarily in Western Catarina, with a portion of the development focused on continued delineation of the South-Central area of the ranch.  Well results in Eastern Catarina have continued to exhibit a flat decline profile and are now tracking estimated ultimate recoveries (“EURs”) approaching the 600-700 MBOE type curve designated for Western Catarina.  In South-Central Catarina, well results have continued to trend above expectations and are currently tracking EURs of approximately 1,200 MBOE, nearly double the Western Catarina type curve.

Well costs in the third quarter 2015 averaged approximately $4.1 million, and are continuing to trend down with recent pad averages coming in below $4.0 million.  These reductions have come as a result of efficiency improvements and have been realized without modification to well design.

At Cotulla, the Company brought online six wells during the third quarter 2015 that are currently in the early stages of flow back.  Well costs, inclusive of a forecast for initial lift, averaged $3.7 million per well.  This area of the Eagle Ford continues be a high-rate of return development opportunity in the context of future capital programs, as the majority of the Company’s acreage is currently held by production.

As of September 30, 2015, the Company had 592 gross (476 net) producing wells with 30 gross (27 net) wells in various stages of completion, as detailed in the following table.

		Gross
	Gross	Wells Waiting /
Project	Producing	Undergoing
Area	Wells	Completion
Catarina	264	18
Marquis	103	0
Cotulla	139	6
Palmetto	72	6
TMS / Other	14	0
Total	592	30

PRODUCTION VOLUMES, AVERAGE SALES PRICES, AND OPERATING COSTS PER BOE

The Company’s mix of hydrocarbon production during the third quarter 2015 consisted of approximately 34% crude oil, 31% natural gas liquids, and 35% natural gas.  By asset area, Catarina, Marquis, Cotulla, Palmetto/Other comprised approximately 77%, 8%, 12%, and 3%, respectively, of the Company’s total third quarter 2015 production volumes.

Revenue for the three months ended September 30, 2015 totaled $114.5 million, a decrease of 45% over the same period a year ago, due to a 45% decrease in the average sales price per BOE, inclusive of realized hedge gains, over that period.  The effect of the decrease in commodity prices was partially offset by higher production due to well performance and efficiency gains at Catarina.

Production, average sales prices, and operating costs and expenses per BOE for the third quarter 2015 are summarized in the table that follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Production volumes -
Oil (MBo)	1,671	1,682	5,372	4,257
NGLs (MBbls)	1,509	964	4,097	1,477
Natural gas (MMcf)	10,090	5,440	26,217	8,207
Total oil equivalent (MBOE)	4,862	3,552	13,839	7,103
BOE/Day	52,844	38,613	50,690	26,018

Average sales price, excluding the realized impact of derivative instruments -
Oil ($ per Bo)	$41.61	$93.87	$45.53	$97.35
NGLs ($ per Bbl)	$11.30	$28.34	$11.86	$29.72
Natural gas ($ per Mcf)	$2.77	$4.07	$2.79	$4.29
Oil equivalent ($ per BOE)	$23.56	$58.37	$26.47	$69.49

Average sales price, including the realized impact of derivative instruments -
Oil ($ per Bo)	$62.25	$92.45	$61.15	$95.07
NGLs ($ per Bbl)	$11.30	$28.34	$11.86	$29.72
Natural gas ($ per Mcf)	$3.26	$4.14	$3.29	$4.25
Oil equivalent ($ per BOE)	$31.68	$57.81	$33.48	$68.08

Operating costs and expenses ($/BOE):
Oil and natural gas production expenses	$8.30	$9.68	$7.96	$9.04
Production and ad valorem taxes	$0.62	$3.07	$1.45	$4.11
General and administrative, excluding stock based compensation and acquisition costs included in G&A (1)(2)	$3.19	$3.35	$3.13	$4.69

(1) Excludes stock-based compensation of $0.07 and $0 per BOE for the three months ended September 30, 2015 and 2014, respectively, and $1.15 and $3.64 per BOE for the nine months ended September 30, 2015 and 2014, respectively.
(2) Excludes acquisition costs included in G&A of $0.26 and $0.25 per BOE for the three and nine months ended September 30, 2014, respectively.

Third quarter 2015 results and fourth quarter 2015 guidance are summarized in the table that follows:

Metrics	3Q15 - Actual	4Q15 - Guidance
Production Guidance (BOE/D)
Period Average	52,844	48,000 – 52,000

Production Mix
% Oil / NGLs / Gas	34% / 31% / 35%	34% / 32% / 34%

Operating Cost & Expense Guidance ($/BOE)
Oil & Natural Gas Production Expenses	$8.30	$9.75 - $10.75
Production & Ad Valorem Taxes	$0.62	$1.00 - $1.50
Cash G&A	$3.19	$3.00 - $3.50
Total	$12.11	$13.75 - $15.75

Preferred Dividends ($MM)	$4.0	$4.0

Cash Interest ($MM)		$30.0

CAPITAL EXPENDITURES

Capital expenditures incurred during the third quarter 2015, including accruals, were approximately $133 million. The Company also incurred approximately $13 million in cash capital expenditures related to working capital changes associated with the quarterly change in capital spending accruals.

FINANCIAL RESULTS

On a GAAP basis, the Company reported a net loss attributable to common stockholders of $421 million, which includes a non-cash after tax impairment charge of $455 million and a non-cash mark-to-market gain on the value of the Company’s hedge portfolio of $64.5 million.

The Company reported Adjusted EBITDA of $94.3 million and Adjusted Net Income (Loss) of ($28.4) million for the third quarter 2015, which compares to Adjusted Net Income of $12.8 million reported in the third quarter 2014.  Adjusted EBITDA and Adjusted Net Income (Loss) are non-GAAP financial measures defined in the tables included with today’s news release.

HEDGING UPDATE

As of September 30, 2015, the Company has hedged approximately 82% of estimated crude oil production for the fourth quarter 2015 based upon the midpoint of guidance at weighted average swap price of $73.23.

As of September 30, 2015, the Company has hedged approximately 62% of estimated natural gas production for the fourth quarter 2015 based upon the midpoint of guidance in the form of swaps, three way collars and enhanced swaps. The table below summarizes the volumes and pricing details for the various hedging positions.

LIQUIDITY AND CREDIT FACILITY

The Company had pro forma liquidity of approximately $842 million as of September 30, 2015, consisting of $197 million in cash and cash equivalents, approximately $345 million of cash proceeds from the Western Catarina Midstream divestiture (which closed in October 2015) and an undrawn bank credit facility, which has an elected commitment of $300 million. A borrowing base of $500 million has been recommended by the lead agent on the Company’s bank credit facility, and the Company anticipates final approval of that borrowing base in the next several weeks. The

Company’s elected commitment level on the bank credit facility is expected to remain at $300 million.

SHARE COUNT

As of November 6, 2015, the Company had 61.9 million total common shares outstanding.  Assuming all Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock were converted, total outstanding common shares as of November 6, 2015 would have been 74.4 million.  The weighted average number of unrestricted common shares used to calculate net loss attributable to common stockholders and adjusted net income (loss) per common share, basic and diluted, which are determined in accordance with GAAP, was 57.4 million and 57.1 million for the three and nine months ended September 30, 2015, respectively.

CONFERENCE CALL

Sanchez Energy will host a conference call for investors on Monday November 9, 2015, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time, 12:00 p.m. Mountain Time and 11:00 a.m. Pacific Time, respectively). Interested investors can listen to the call by visiting our website at www.sanchezenergycorp.com and clicking on the Third Quarter 2015 Conference Call button. Webcast, both live and rebroadcast, will be available over the internet at: http://edge.media-server.com/m/p/r6yzif59/lan/en.

2016 Analyst and Investor Day

Sanchez Energy plans to host an Analyst and Investor Day on January 20, 2016 in New York City. Additional information related to the presentation will be published in advance of the Analyst and Investor Day.

UPDATED INVESTOR PRESENTATION

An updated investor presentation has been uploaded to the Investors section of the Company’s website (www.sanchezenergycorp.com).

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional oil resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale in South Texas where we have assembled approximately 207,000 net acres, and the Tuscaloosa Marine Shale. For more information about Sanchez Energy Corporation, please visit our website:  www.sanchezenergycorp.com.

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to estimates of our future production, estimates of our future hydrocarbon mix, the anticipated benefits of our acquisitions, operational and commercial benefits of joint ventures, access to midstream assets, access to end markets, our strategy and plans, our view of the market and expected cost efficiencies, the anticipated results of our hedging program, the results of redetermination of our borrowing base and its impact on our elected commitment level with respect to our bank credit facility, our anticipated capital budget for fiscal year 2016 and the expected benefits of our efforts to reduce costs and improve the efficiency of our drilling program. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “would,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of acquired assets to produce as anticipated, failure or delays on the point of our joint venture partners, failure to continue to produce oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, our expectations regarding the timing and ability to meet our drilling commitments with respect to our Catarina assets, and other factors described in Sanchez Energy’s most recent Annual Report on Form 10-K and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (the “SEC”). Sanchez Energy’s filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company contact:

G. Gleeson Van Riet
Chief Financial Officer
Sanchez Energy Corporation
713-783-8000

Jaime Brito

Senior Vice President, Investor Relations

Sanchez Energy Corporation

713-783-8000

SANCHEZ ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands, except per share amounts)

REVENUES:
Oil sales	$69,532	$157,907	$244,554	$414,484
Natural gas liquids sales	17,055	27,309	48,602	43,918
Natural gas sales	27,939	22,134	73,091	35,171
Total revenues	114,526	207,350	366,247	493,573
OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	40,345	34,380	110,166	64,203
Production and ad valorem taxes	3,038	10,916	20,011	29,161
Depreciation, depletion, amortization and accretion	89,167	93,463	296,541	225,297
Impairment of oil and natural gas properties	454,628	—	1,365,000	—
General and administrative (inclusive of stock-based compensation expense of $355 and $10, respectively, for the three months ended September 30, 2015 and 2014, and $15,924 and $25,888, respectively, for the nine months ended September 30, 2015 and 2014)	15,851	12,821	59,290	60,999
Total operating costs and expenses	603,029	151,580	1,851,008	379,660

Operating income (loss)	(488,503)	55,770	(1,484,761)	113,913

Other income (expense):
Interest income and other income (expense)	(753)	82	(1,804)	97
Interest expense	(31,442)	(27,612)	(94,500)	(58,145)
Net gains on commodity derivatives	103,996	47,416	111,550	6,399
Total other expense, net	71,801	19,886	15,246	(51,649)

Income (loss) before income taxes	(416,702)	75,656	(1,469,515)	62,264

Income tax expense	158	26,625	7,600	21,946

Net income (loss)	(416,860)	49,031	(1,477,115)	40,318

Less:
Preferred stock dividends	(3,991)	(4,274)	(11,973)	(29,599)
Net income allocable to participating securities (1)(3)	—	(2,068)	—	(495)
Net income (loss) attributable to common stockholders	$(420,851)	$42,689	$(1,489,088)	$10,224
Net income (loss) per common share - basic	$(7.33)	$0.77	$(26.06)	$0.20

Weighted average number of unrestricted common shares used to calculate net income (loss) per common share - basic	57,426	55,732	57,141	51,153
Net income (loss) per common share - diluted (4)(5)(6)(7)	$(7.33)	$0.69	$(26.06)	$0.20
Weighted average number of unrestricted common shares used to calculate net income (loss) per common share - diluted (4)(5)(6)(7)	57,426	68,340	57,141	51,153
Adjusted EBITDA, as defined (2)	$94,317	$148,189	$289,883	$356,917
Adjusted net income (loss) attributable to common stockholders, as defined (2)	$(28,356)	$12,840	$(108,012)	$33,692
Adjusted net income (loss) per common share - basic and diluted (8)(9)	$(0.49)	$0.23	$(1.89)	$0.66
Weighted average number of unrestricted common shares used to calculate adjusted net income (loss) per common share - basic and diluted (8)(9)	57,426	55,732	57,141	51,153

(1)   The Company’s restricted shares of common stock are participating securities.

(2)   Adjusted EBITDA, Adjusted Net Income attributable to common stockholders and Adjusted Net Income per common share are defined below.

(3)   For the three and nine months ended September 30, 2015, no losses were allocated to participating restricted stock because such securities do not have a contractual obligation to share in the Company’s losses.

(4)   The three and nine months ended September 30, 2015 excludes 597,910 and 2,663,010 shares of weighted average restricted stock and 12,530,695 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive.

(5)   The nine months ended September 30, 2014 excludes 1,290,637 shares of weighted average restricted stock and 13,863,738 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive.

(6)   The three months ended September 30, 2014 excludes 863,412 shares of weighted average restricted stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive.

(7)   The three months ended September 30, 2014 includes 12,607,521 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock in the calculation of the denominator for diluted earnings per common share as these shares were dilutive.  In addition, the related preferred stock dividends of $4,274,445 were not deducted from net income in computing the numerator used in the calculation of diluted earnings per common share.

(8)   The three and nine months ended September 30, 2015 excludes 597,910 and 2,663,010 shares of weighted average restricted stock and 12,530,695 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted Net Income per common share as these shares were anti-dilutive.

(9)   The three and nine months ended September 30, 2014 excludes 863,412 and 1,290,637 shares of weighted average restricted stock and 12,607,521 and 13,863,738 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted Net Income per common share as these shares were anti-dilutive.

SANCHEZ ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2015	2014
	(in thousands)
ASSETS:
Cash and cash equivalents	$196,884	$473,714
Oil and natural gas receivables	34,686	69,795
Joint interest billing receivables	1,662	14,676
Accounts receivable - related entities	3,790	386
Fair value of derivative instruments, current	131,991	100,181
Other current assets	19,210	23,002
Oil and natural gas properties, net	1,009,682	2,261,678
Fair value of derivative instruments, noncurrent	30,442	24,024
Debt issuance costs, net	43,256	48,168
Deferred tax asset, noncurrent	39,840	40,685
Investments	1,136	—
Other assets	19,641	19,101
TOTAL ASSETS	$1,532,220	$3,075,410

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	$16,542	$29,487
Other payables	3,458	4,415
Accrued liabilities	138,075	229,888
Deferred premium liability, current	18,377	—
Deferred tax liability, current	39,840	33,242
Other current liabilities	—	5,166
Long term debt, net of premium (discount)	1,746,807	1,746,263
Asset retirement obligations	34,559	25,694
Deferred premium liability, noncurrent	6,170	—
Fair value of derivative instruments, noncurrent	—	889
Other liabilities	1,969	779
Stockholders’ equity (deficit)	(473,577)	999,587
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,532,220	$3,075,410

SANCHEZ ENERGY CORPORATION

HEDGING ACTIVITY SUMMARY

As of September 30, 2015, the Company had the following NYMEX WTI crude oil hedging transactions covering anticipated future production:

Oil Swaps:

Calendar Year	Volumes (Bbls)	Average Price per Bbl	Price Range per Bbl
October - December 2015	1,288,000	$73.23	$67.00 - $88.35
2016	2,562,000	$70.11	$62.00 - $80.15

Oil Puts:

Calendar Year	Volumes (Bbls)	Put Price per Bbl	Put Price Range per Bbl
2016	4,026,000	$60.00	$60.00 - $60.00

As of September 30, 2015, the Company had the following NYMEX Henry Hub natural gas hedging transactions covering anticipated future production:

Gas Swaps:

Calendar Year	Swap Volumes (Mmbtu)	Average Price per Mmbtu	Price Range per Mmbtu
October - December 2015	2,150,000	$3.90	$3.54 - $4.01
2016	14,640,000	$3.87	$3.80 - $3.92
2017	3,650,000	$3.65	3.65

3 way collars - gas

	Collar Volumes	Average Short Put Price	Average Long Put Price	Average Short Call
Calendar Year	(Mmbtu)	per Mmbtu	per Mmbtu	Price per Mmbtu
October - December 2015	920,000	$3.50	$4.00	$4.90

Enhanced Swaps - gas

	Enhanced Swap	Average Swap Price	Average Put Price
Calendar Year	Volumes (Mmbtu)	per Mmbtu	per Mmbtu
October - December 2015	2,852,000	$4.31	$3.75

SANCHEZ ENERGY CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

Adjusted EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.

We define Adjusted EBITDA as net income (loss):

Plus:

•              Interest expense, including net losses (gains) on interest rate derivative contracts;

•              Net losses (gains) on commodity derivative contracts;

•              Net settlements received (paid) on commodity derivative contracts;

•              Depreciation, depletion, amortization and accretion expense;

•              Stock-based compensation expense;

•              Acquisition costs included in general and administrative expense;

•              Income tax expense (benefit);

•              Loss (gain) on sale of oil and natural gas properties;

•              Impairment of oil and natural gas properties; and

•              Other non-recurring items that we deem appropriate.

Less:

•              Premiums on commodity derivative contracts;

•              Interest income; and

•              Other non-recurring items that we deem appropriate.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss)	$(416,860)	$49,031	$(1,477,115)	$40,318
Plus:
Interest expense	31,442	27,612	94,500	58,145
Net gains on commodity derivative contracts	(103,996)	(47,416)	(111,550)	(6,399)
Net settlements received (paid) on commodity derivative contracts	39,488	(1,635)	96,981	(9,652)
Depreciation, depletion, amortization and accretion	89,167	93,463	296,541	225,297
Impairment of oil and natural gas properties	454,628	—	1,365,000	—
Stock-based compensation expense	355	10	15,924	25,888
Acquisition costs included in general & administrative	—	916	—	1,806
Write off of joint venture receivable, non-recurring	—	—	2,251	—
Income tax expense	158	26,625	7,600	21,946
Less:
Premiums on commodity derivative contracts	—	(359)	—	(359)
Interest income	(65)	(58)	(249)	(73)
Adjusted EBITDA	$94,317	$148,189	$289,883	$356,917

We present Adjusted Net Income (Loss) attributable to common stockholders (“Adjusted Net Income (Loss)”) in addition to our reported net income (loss) in accordance with U.S. GAAP. This information is provided because management believes exclusion of the impact of the items included in our definition of Adjusted Net Income (Loss) below will help investors compare results between periods, identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility has on our results. We define Adjusted Net Income (Loss) as net income (loss):

Plus:

•                  Non-cash preferred stock dividends associated with conversion;

•                  Net losses (gains) on commodity derivative contracts;

•                  Net settlements received (paid) on commodity derivative contracts;

•                  Stock-based compensation expense;

•                  Acquisition costs included in general and administrative expense;

•                  Impairment of oil and natural gas properties;

•                  Other non-recurring items that we deem appropriate; and

•                  Tax impact of adjustments to net income (loss).

Less:

•                  Premiums on commodity derivative contracts;

•                  Preferred stock dividends; and

•                  Other non-recurring items that we deem appropriate.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss)	$(416,860)	$49,031	$(1,477,115)	$40,318
Less: Preferred stock dividends	(3,991)	(4,274)	(11,973)	(29,599)

Net income (loss) attributable to common shares	(420,851)	44,757	(1,489,088)	10,719
Plus:
Non-cash preferred stock dividends associated with conversion	—	284	—	17,297
Non-cash write off of joint venture receivables	—	—	2,251	—
Net gains on commodity derivative contracts	(103,996)	(47,416)	(111,550)	(6,399)
Net settlements received (paid) on commodity derivative contracts	39,488	(1,635)	96,981	(9,652)
Premiums on commodity derivative contracts (1)	—	(359)	—	(359)
Impairment of oil and natural gas properties	454,628	—	1,365,000	—
Stock-based compensation expense	355	10	15,924	25,888
Acquisition costs included in general and administrative	—	916	—	1,806
Tax impact of adjustments to net income (loss) (1)	2,020	16,905	12,470	(3,978)
Adjusted net income (loss)	(28,356)	13,462	(108,012)	35,322
Adjusted net income allocable to participating securities (2)	—	(622)	—	(1,630)
Adjusted net income (loss) attributable to common stockholders	$(28,356)	$12,840	$(108,012)	$33,692

Adjusted net income (loss) per common share - basic and diluted (3) (4)	$(0.49)	$0.23	$(1.89)	$0.66
Weighted average number of unrestricted outstanding common shares used to calculate adjusted net income (loss) per common share - basic and diluted (3) (4)	57,426	55,732	57,141	51,153

(1)     The tax impact is computed by utilizing the Company’s effective tax rate on the adjustments to reconcile net income to Adjusted Net Income.

(2)     The Company’s restricted shares of common stock are participating securities.

(3)     The three and nine months ended September 30, 2015 excludes 597,910 and 2,663,010 shares of weighted average restricted stock and 12,530,695 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive.

(4)     The three and nine months ended September 30, 2014 excludes 863,412 and 1,290,637 shares of weighted average restricted stock and 12,607,521 and 13,863,738 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive.